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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K




                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): July 3, 1996




                                DENAMERICA CORP.
                                ----------------
             (Exact name of registrant as specified in its charter)




           GEORGIA                       1-13226                58-1861457
- ------------------------------    ---------------------    ---------------------
       (State or other            (Commission File No.)    (IRS Employer ID No.)
jurisdiction of incorporation)




         7373 N. Scottsdale Road, Suite D-120, Scottsdale, Arizona 85253
         ---------------------------------------------------------------
               (Address of principal executive office) (Zip Code)




       Registrant's telephone number, including area code: (602) 483-7055
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                                DENAMERICA CORP.

                                    FORM 8-K

                                 CURRENT REPORT

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.


ACQUISITION OF BLACK-EYED PEA U.S.A., INC.

         On July 3, 1996, DenAmerica Corp. (the "Company") acquired all of the issued and outstanding common stock of Black-eyed Pea U.S.A., Inc. ("BEP") from BEP Holdings, Inc. ("BEP Holdings") pursuant to an agreement (the "Stock Purchase Agreement") dated as of May 31, 1996, between the Company and BEP Holdings (the "BEP Acquisition"). The purchase price for the stock of BEP consisted of (i) cash of approximately $50.0 million, subject to adjustments based upon certain of BEP's cash-related accounts as of July 3, 1996 as compared with amounts stated in those accounts as of the February 5, 1996 balance sheet, and (ii) a promissory note in the principal amount of $15.0 million issued to BEP Holdings (the "BEP Purchase Note"). On July 3, 1996, the accounts of BEP included cash of approximately $4.2 million.

         BEP operates approximately 100 casual dining restaurants in 11 states under the "Black-Eyed Pea" concept and franchises the right to operate an additional 30 Black-eyed Pea restaurants to third parties. The Company currently intends to continue to operate most of these restaurants as Black-eyed Pea restaurants. As a result of the BEP Acquisition and the sale of 23 restaurants as described in Item 5 of this Report, the Company currently operates 318 restaurants in 30 states.

         The Board of Directors of the Company received a fairness opinion dated July 3, 1996 from The Chicago Corporation, financial advisor to the Company, in connection with the BEP Acquisition to the effect that the consideration paid by the Company for BEP is fair to the Company's stockholders from a financial point of view.

SOURCE OF FUNDS FOR THE BEP ACQUISITION

General

         The Company obtained the funds for the cash portion of the purchase price by entering into sale and lease transactions with (i) FFCA Acquisition Corporation ("FFCA"), an independent entity, (ii) LH Leasing Company, Inc. ("LH Leasing"), a corporation owned by Jack M. Lloyd, the Chairman of the Board, President, and Chief Executive Officer of the Company, and William J. Howard, Vice President, Secretary, and a director of the Company, and (iii) BEP and Texas BEP, L.P. ("Texas BEP"), a limited partnership of which BEP is the


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general partner and of which a wholly owned subsidiary of BEP is the sole limited partner. The Company entered into the sale and lease transactions discussed below in order to accommodate the requirements of the Company's senior lenders under the Amended and Restated Credit Agreement dated as of July 3, 1996 among the Company, Banque Paribas, as agent, and the lenders named therein (the "Amended Credit Agreement") and FFCA. Messrs. Lloyd and Howard formed LH Leasing only as an accommodation to the Company to enable it to consummate the BEP Acquisition. Messrs. Lloyd and Howard received no compensation for the transactions involving LH Leasing described below.

Sale and Lease with FFCA

         The sale and lease transaction with FFCA consisted of the sale of the real properties for 37 restaurants owned by BEP or Texas BEP to FFCA for cash in the amount of $35.75 million. Concurrently with the sale of the properties to FFCA, FFCA leased the properties to the Company and the Company subleased the properties to BEP or Texas BEP. Each of the leases provides for a term of 20 years and includes renewal options for two terms of five years each. The leases provide for an initial annual rent of 10.5% and additional rental payments if restaurant sales volume exceeds specified amounts. In addition, the leases require the Company to pay real estate taxes, insurance premiums, maintenance costs, and certain other of the landlord's operating costs. The terms of the subleases between the Company and BEP and Texas BEP are substantially identical to the terms set forth in the leases between the Company and FFCA.

Sale and Lease with LH Leasing

         The sale and lease transaction with LH Leasing consisted of the sale to LH Leasing, for cash in the amount of $14.25 million, of the equipment located at 62 restaurants leased by BEP and Texas BEP. Concurrently with the sale of the equipment to LH Leasing, LH Leasing leased the equipment to the Company, and the Company subleased the equipment to BEP and Texas BEP. The equipment lease provides for a term of five years and grants the Company an option to purchase the equipment at its fair market value upon the expiration of the lease. The terms of the subleases between the Company and BEP and Texas BEP are consistent with the terms set forth in the equipment lease between the Company and LH Leasing.

         In order to finance its sale and lease transaction with the Company, LH Leasing borrowed cash in the amount of $14.25 million from FFCA. Messrs. Lloyd and Howard jointly and severally guaranteed repayment of the loan. In addition, Messrs. Lloyd and Howard pledged their stock in LH Leasing to FFCA as additional collateral for the loan.

Sale/Leaseback Transactions with BEP and Texas BEP

         In connection with the sale and lease transactions with FFCA and LH Leasing, the Company entered into sale/leaseback transactions with BEP and Texas BEP in which those entities sold to the Company the equipment located at the 37 real properties subject to the


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sale/leaseback transaction with FFCA described above. Concurrently with the sale of such equipment to the Company, the Company leased the equipment to BEP or Texas BEP. Each of the equipment leases provides for a term of five years. The Company entered into the sale/leaseback transactions with BEP and Texas BEP in order to convey a security interest and contractual landlord liens in the equipment to FFCA.

BEP PURCHASE NOTE

         The BEP Purchase Note is an unsecured obligation of the Company and is subordinate to all of the Company's senior indebtedness, as defined in the BEP Purchase Note, including the Company's borrowings under the Amended Credit Agreement. The BEP Purchase Note bears interest at 12% per annum, subject to adjustment as described below if the note is not repaid by March 31, 1997. Interest on the BEP Purchase Note will accrue from July 3, 1996 to March 31, 1997, at which time any accrued but unpaid interest will be added to the outstanding principal on the BEP Purchase Note. The Company will then pay all accrued interest on the BEP Purchase Note on each June 30, September 30, December 31, and March 31, beginning on June 30, 1997. The BEP Purchase Note will mature on March 31, 2002.

         To the extent permitted by the Amended Credit Agreement and related intercreditor agreement, the Company, at its option, may repay all or any portion of the amount outstanding under the BEP Purchase Note at any time without premium or penalty. The BEP Purchase Note also requires the Company to use its best efforts to repay all or a portion of the amount outstanding under such note on or before March 31, 1997 and June 30, 1997, respectively, by making certain borrowings as permitted under the Amended Credit Agreement or by utilizing cash or other investments in excess of working capital needs as permitted under the BEP Purchase Note and the Amended Credit Agreement. In the event that (i) the Company makes a request for borrowings under the Amended Credit Agreement to repay all or a portion of the BEP Purchase Note and, at the time of the request, is in compliance with the requirements of the Amended Credit Agreement with respect to such request, and (ii) Banque Paribas denies, does not consent to, or otherwise prohibits such borrowings, then the interest payable under the BEP Purchase Note will be adjusted to 14% per annum retroactive to January 1, 1997. In addition to the prepayment requirements described above, the BEP Purchase Note requires the Company to repay all or a portion of the amount outstanding under such note in the event of certain "Equity Issuances" or a "Change of Control," as those terms are defined in the BEP Purchase Note.

         The BEP Purchase Note contains certain other provisions with respect to representations, warranties, covenants, reporting requirements, and events of default. The BEP Purchase Note also contains certain provisions that, among other things, limits the ability of the Company and its subsidiaries to incur additional indebtedness, pay certain dividends or make certain distributions on their respective capital stock, repurchase shares of their respective capital stock, make or hold certain investments, or make asset acquisitions or sales.



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         In conjunction with the BEP Purchase Note, the Company issued BEP
Holdings a Common Stock Purchase Warrant dated as of July 3, 1996 (the "BEP Purchase Warrant"), which will entitle BEP Holdings to purchase that number of shares of the Company's Common Stock equal to (i) the total amount of principal and interest outstanding under the BEP Purchase Note on April 1, 1997, times
(ii) one half of one percent of the number of shares of Common Stock outstanding on March 31, 1997, on a fully diluted basis (excluding shares issuable upon exercise of the BEP Purchase Warrant and employee stock options). The exercise price per share of Common Stock underlying the BEP Purchase Warrant will be 80% of the lesser of (a) the fair market value of the Common Stock on July 3, 1996, or (b) the fair market value of the Common Stock on the date that is five business days following the publication of the Company's earnings release for the period ending March 31, 1997. The number of shares purchasable and the purchase price will be subject to adjustment pursuant to the terms of the BEP Purchase Warrant upon the occurrence of certain events, including the sale or issuance by the Company of shares of Common Stock for a per share consideration less than the exercise price of the BEP Purchase Warrant in effect immediately prior to such sale or issuance, stock dividends or distributions, stock splits, or reorganizations. The BEP Purchase Warrant becomes exercisable on October 1, 1997 and will expire on March 31, 2002. In the event that the Company repays the BEP Purchase Note in full on or before March 31, 1997, the BEP Purchase Warrant will automatically be cancelled at the time of repayment. In the event that all or a portion of the principal of the BEP Purchase Note is repaid on or after April 1, 1997, but on or prior to September 30, 1997, the Company may elect to redeem all or a portion of the BEP Purchase Warrant from BEP Holdings at a redemption price of $0.25 per share issuable upon exercise of the BEP Purchase Warrant.

         In connection with the BEP Purchase Warrant, the Company entered into a registration rights agreement (the "Registration Rights Agreement") with BEP Holdings pursuant to which BEP Holdings has certain demand and piggyback registration rights with respect to the Common Stock issuable upon the exercise of the BEP Purchase Warrant. BEP Holdings' rights to have shares registered pursuant to the Registration Rights Agreement are subject to certain limitations, including certain "blackout periods" that may be imposed by the Company and customary underwriters' cutbacks.

OTHER TRANSACTIONS

Repayment of Series A Notes

         Pursuant to the Stock Purchase Agreement and as a condition precedent to the closing of the BEP Acquisition, on July 3, 1996, the Company repaid all of the $6.0 million principal amount outstanding on its Series A 13% Subordinated Notes due 2003 (the "Series A Notes"), plus accrued and unpaid interest on the Series A Notes as of July 3, 1996. Pursuant to an agreement dated May 29, 1996 (the "Payoff Agreement") with BancBoston Ventures Inc. ("BancBoston"), the holder of the Series A Notes and a holder of approximately 14.3% of the Company's outstanding Common Stock on that date, the Company repaid the Series A Notes by paying to BancBoston cash of approximately $5.2 million and issuing to BancBoston 250,000


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shares of Common Stock valued at $4.00 per share, which was the fair market value of the Common Stock on the date of the Payoff Agreement. Pursuant to the Payoff Agreement, on July 3, 1996, the Company, BancBoston, and certain other holders of the Company's Common Stock also amended the terms of a registration rights agreement to which they are parties to include the 250,000 shares of Common Stock issued to BancBoston as "registrable securities" under that agreement. Pursuant to the terms of the Series A Common Stock Purchase Warrant to purchase 188,047 shares of Common Stock held by BancBoston (the "Series A Warrant"), the Series A Warrant was automatically cancelled upon repayment of the Series A Notes.

Supplemental Indenture

         As a result of the issuance of the BEP Purchase Note and repayment of the Series A Notes in connection with the BEP Acquisition, the Company entered into a supplemental indenture (the "Supplemental Indenture") with State Street Bank and Trust Company, as trustee (the "Trustee") under the existing indenture (the "Indenture") with respect to the Company's outstanding Series B 13% Subordinated Notes due 2003 (the "Series B Notes"). The Supplemental Indenture
(i) reflects payment of the Series A Notes and issuance of the BEP Purchase Note, which were senior to the Series B Notes; (ii) creates sub-series of the Series B Notes designated as "Sub-Series B-1 Notes" and "Sub-Series B-2 Notes;"
(iii) differentiates the redemption rights of the Sub-Series B-1 Notes and Sub-Series B-2 Notes in the event of an "Equity Issuance," as that term is defined in the Indenture; and (iv) makes certain other technical amendments to the Indenture to reflect the changes described above.

         In connection with the Supplemental Indenture and the issuance of the BEP Purchase Note, the Company, the Trustee, and certain of the holders of the Series B Notes entered into an intercreditor agreement (the "Intercreditor Agreement") pursuant to which such holders of Series B Notes may not enforce remedies under the Series B Notes unless (i) such holders have given the holders of the BEP Purchase Note written notice at least 30 days prior to taking any action to enforce any remedies with respect to the Series B Notes and (ii) no "Standstill Period" (as defined) is continuing. A "Standstill Period," as defined in the Intercreditor Agreement, will be a period of up to 180 days commencing on the date the Company receives a written notice of the imposition of the Standstill Period from a representative appointed by the holders of the BEP Purchase Note. The Intercreditor Agreement also provides that, at any time prior to repayment in full of the BEP Purchase Note, any modification, amendment, termination, extension or waiver, of any provision of the BEP Purchase Note that is identical or substantially identical to any provision of the Series B Indenture or Series B Notes (a "Parallel Provision") shall automatically modify, amend, terminate, extend or waive the Parallel Provision. In addition, any forebearance by the holders of the BEP Purchase Note of any provision in the BEP Purchase Note will automatically result in an identical forebearance of the Parallel Provision. However, no such modification, amendment, waiver or forebearance will be effective as to the Parallel
Provision if it would (a) decrease the principal amount of Series B Notes, or
(b) decrease the interest rate payable on or in respect of the Series B Notes.


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Amended Credit Agreement

         The Company, Banque Paribas, and the Company's other senior lenders entered into the Amended Credit Agreement in order to amend and restate the previous credit facility between the Company and those lenders so as to reflect the BEP Acquisition and the various transactions associated with the BEP Acquisition and to make certain other modifications to the previous credit facility. The Amended Credit Agreement includes (i) modifications to certain restrictive covenants that were required in order to permit the Company to acquire BEP; (ii) amendments necessary to enable the Company to repay the Series A Notes and to issue the BEP Purchase Note; (iii) amendments necessary to enable the Company to enter into the sale and lease transactions with FFCA and LH Leasing; (iv) changes to certain financial covenants; (v) changes made in contemplation of additional security for borrowings under the Amended Credit Agreement that the Company will provide as a result of the BEP Acquisition; and
(vi) changes made in contemplation of the sale of 23 restaurants to Mid-American Restaurants, Inc., as described under Item 5 of this Report. Payments under the Amended Credit Agreement are secured by substantially all of the tangible and intangible assets of the Company, including the assets of BEP and its subsidiaries. The Company also pledged all of the stock of BEP and BEP pledged the stock of certain of its subsidiaries as additional security under the Amended Credit Agreement. The Company paid Banque Paribas an amendment fee of $650,000, plus certain other fees and expenses, in connection with the negotiation and execution of the Amended Credit Agreement. In addition, the Company issued to Banque Paribas a six-year warrant to purchase an aggregate of 300,000 shares of the Company's Common Stock. The exercise price for 150,000 shares of Common Stock issuable upon exercise of the warrant is $4.30 per share and the exercise price for the remaining 150,000 shares issuable upon exercise of the warrant is $6.45 per share.

ITEM 5. OTHER EVENTS.

SALE OF 23 RESTAURANTS TO MID-AMERICAN RESTAURANTS, INC.

         Effective as of July 3, 1996, the Company sold the assets related to 23 restaurants operated under the "Ike's" and "Jerry's" trade names to Mid-American Restaurants, Inc. ("Mid-American"), a corporation wholly owned by Haig V. Antranikian, a former officer and director of the Company. As payment for the restaurants, Mid-American issued to the Company a promissory note in the principal amount of $4.6 million (the "Mid-American Note"). The Mid-American Note (i) bears interest at the rate of 10% per annum through June 30, 2001, 11% per annum through June 30, 2002, and 12% per annum through June 30, 2003, and
(ii) requires Mid-American to make 60 equal installments of $65,000 per month beginning on July 31, 1996, 12 equal installments of $75,000 per month beginning on July 31, 2001, and 11 equal installments of $85,000 per month beginning on July 31, 2002. All unpaid principal and interest on the Mid-American Note will be due and payable on June 30, 2003. Payment of amounts due under the Mid-American Note is secured by (a) all of the assets transferred to Mid-American, (b) the personal guaranty of Mr. Antranikian and his wife, and (c) the pledge of all of the outstanding stock of Mid-American owned by Mr. Antranikian. The Mid-American Note


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also contains provisions that require Mid-American to prepay all or a portion of the outstanding principal under such note in the event of (1) an equity issuance or other contribution to Mid-American's capital in excess of $500,000, in which case Mid-American must make prepayments equal to 50% of Mid-American's net proceeds from each such issuance or contribution up to $5.0 million and 100% of such net proceeds in excess of $5.0 million, or (2) a sale by Mid-American of any of its assets, to the extent that such sale results in net proceeds to Mid-American in excess of $25,000.

         In connection with the sale to Mid-American, the Company and Mid-American entered into a master sublease agreement (the "Master Sublease") with respect to the 23 restaurant properties pursuant to which Mid-American subleases each of the restaurant properties on essentially the same terms as the terms of the leases between the Company and the respective owners of those properties. Mid-American's obligations under the Master Sublease are secured by Mr. Antranikian's personal guaranty.

         Also in connection with the sale to Mid-American, (i) Mr. Antranikian repaid all outstanding principal and interest, totalling approximately $120,000, under a loan made by the Company to Mr. Antranikian in April 1996; (ii) Mr. Antranikian resigned as an officer and director of the Company; (iii) all of the Company's obligations under Mr. Antranikian's employment agreement with the Company were cancelled; and (iv) unvested employee stock options to purchase 28,667 shares of the Company's Common Stock held by Mr. Antranikian were cancelled.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

         As of the date of filing of this Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than September 16, 1996.

         (b)      Pro Forma Financial Information.

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than September 16, 1996.




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         (c)      Exhibits.

EXHIBIT NO.                          DESCRIPTION OF EXHIBIT
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
      2.5       Stock Purchase Agreement dated May 31, 1996, between BEP
                Holdings, Inc. and DenAmerica Corp.

      4.6       Supplemental Indenture (Series B Notes) between DenAmerica Corp.
                and State Street Bank and Trust Company, as trustee

      4.7       Common Stock Purchase Warrant dated July 3, 1996, issued to BEP
                Holdings, Inc.

      4.8       Common Stock Purchase Warrant dated July 3, 1996, issued to
                Banque Paribas

     10.92A Amended and Restated Credit Agreement dated as of July 3, 1996, among DenAmerica Corp., the Banks named therein, and Banque
                Paribas, as Agent

     10.96 Senior Subordinated Promissory Note dated July 3, 1996, in the principal sum of $15,000,000, payable by DenAmerica Corp. to BEP
                Holdings, Inc.

     10.97      Registration Rights Agreement dated as of July 3, 1996, between
                DenAmerica Corp. and BEP Holdings, Inc.

     10.98 Intercreditor Agreement among DenAmerica Corp., certain holders of DenAmerica's Series B Notes, and State Street Bank and Trust
                Company

     10.99      Sale and Lease Agreement dated July 3, 1996, among FFCA
                Acquisition Corporation, Black-eyed Pea U.S.A., Inc., and Texas
                BEP, L.P.

     10.100     Form of Lease dated July 3, 1996, between FFCA Acquisition Corp.
                and DenAmerica Corp.

     10.101     Form of Sublease dated July 3, 1996, between DenAmerica Corp.
                and Black-eyed Pea U.S.A., Inc.

     10.102     Form of Sublease dated July 3, 1996, between DenAmerica Corp.
                and Texas BEP, L.P.

     10.103     Equipment Purchase Agreement and Bill of Sale dated July 3,
                1996, between LH Leasing Company, Inc. and Black-eyed Pea
                U.S.A., Inc.

     10.104     Equipment Purchase Agreement and Bill of Sale dated July 3,
                1996, between LH Leasing Company, Inc. and Texas BEP, L.P.

     10.105     Equipment Lease dated July 3, 1996, between LH Leasing Company,
                Inc. and DenAmerica Corp.

     10.106     Equipment Sublease dated July 3, 1996, between DenAmerica Corp.
                and Black-eyed Pea, U.S.A., Inc.

     10.107     Equipment Sublease dated July 3, 1996, between DenAmerica Corp.
                and Texas BEP, L.P.

     10.108     Asset Purchase Agreement effective as of July 3, 1996, among
                Mid-American Restaurants, Inc., Haig V. Antranikian, and
                DenAmerica Corp

     21.2       List of Subsidiaries of DenAmerica Corp.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 17, 1996                     DENAMERICA CORP.

                                  By: /s/ Todd S. Brown
                                      ------------------------------------------
                                      Todd S. Brown
                                      Vice President and Chief Financial Officer




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